Exhibit 21.1

                              List of Subsidiaries

                                                               Jurisdiction of
Name                                                           Incorporation
- ----                                                           -------------
Cypress Semiconductor (Minnesota) Inc. (CMI)...............    Delaware

Cypress Semiconductor (Texas) Inc. (CTI)...................    Delaware

Cypress Export, Inc. ......................................    Barbados

Cypress Investment Corporation. ...........................    Delaware

Cypress Semiconductor International, Inc. .................    Delaware

Cypress Semiconductor SARL.................................    France

Cypress Semiconductor GmbH ................................    Germany

Cypress Semiconductors India Private Limited. .............    India

Cypress Semiconductor Italia S.r.l. .......................    Italy

Cypress Semiconductor K.K. ................................    Japan

Cypress Semiconductor AB ..................................    Scandinavia

Cypress Semiconductor Limited .............................    UK

Cypress Semiconductor Singapore Pte. Ltd. .................    Singapore